Harman International


PRESS RELEASE




February 8, 2002                          FOR IMMEDIATE RELEASE

                                          Contact:  Frank Meredith
                                          Executive Vice President &
                                          Chief Financial Officer
                                          818-893-8411




                 HARMAN INTERNATIONAL ANNOUNCES PLANS FOR
             A $300,000,000 PRIVATE PLACEMENT OF NOTES DUE 2007



     Washington, D.C.- February 8, 2002. Harman International Industries, Incorporated (NYSE: HAR) today announced that it intends to issue $300,000,000 of notes due 2007 in a private placement to certain institutional investors. The principal purpose of this private placement is to refinance existing indebtedness. Harman International expects to complete the private placement in the next few weeks. These securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.


     This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there by any sale of these securities in any jurisdiction where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The statements in this press release regarding the proposed private placement, its terms and timing are forward-looking statements that involve risks and uncertainties, including, but not limited to, market conditions and the price and market for the securities proposed to be offered.